                                                               EXHIBIT 99(d)(10)

                                                              Grant No. ________

                           TRADEX TECHNOLOGIES. INC.
                        NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given that the Board of Directors of Tradex Technologies, Inc. (the "Corporation") has made the following option grant (the "Option") to purchase shares of the Corporation's Common Stock:

Optionee: ____________

Grant Date: _______________

Vesting Commencement Date: _____________

Exercise Price: _______ per share.

Number of Option Shares: ______ shares.

Expiration Date: ______________

Type of Option:   ________ Incentive Stock Option
                  ________ Non-Statutory Stock Option

Vesting Schedule: The Option Shares shall vest with respect to, (i) twenty five (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) to balance of the Option Shares in twelve (12) equal successive installments upon Optionee's completion of each three (3)-month period of Service over such three (3)-year period measured from and after the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Corporation's 1997 Employee Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.

No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

                                        TRADEX TECHNOLOGIES, INC.

                                        By:_____________________________________
                                           Michael S. Murray, Vice President

                                        Date:_________


                                        OPTIONEE

                                        Date:_______________________

                                        Address:________________________________

                                                ________________________________

ATTACHMENTS

Exhibit A - Stock Option Agreement
Exhibit B - 1997 Employee Stock Option Plan

                                                               Grant No.________

                                   Exhibit A

                           TRADEX TECHNOLOGIES, INC.
                             STOCK OPTION AGREEMENT

                                    RECITALS

      A. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

      B. The Board has adopted the Plan for the purpose of retaining the services of selected Employees of the Corporation (or any Parent or Subsidiary).

      C. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

      NOW, THEREFORE, it is hereby agreed as follows:

      1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable by the Optionee from time to time during the option term specified in Paragraph 2 at the Exercise Price.

      2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 17.

      3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may also be assigned in whole or in part during Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      4. EXERCISABILITY/VESTING.

      (a) This option shall be exercisable for any or all of the Option Shares in accordance with the Vesting Schedule, and once exercisable, shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5,6 or 17.

      (b) Optionee shall, in accordance with the Vesting Schedule, vest in the Option Shares in one or more installments over his or her period of Service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Paragraph 6. In no event, however, shall any additional Option Shares vest following Optionee's cessation of Service.

      5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall be accelerated prior to the Expiration Date and Optionee's vesting shall cease should any of the following provisions become applicable:

            (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

            (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

            (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

            (iv) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding and shall not thereafter be or become exercisable.

            (v) During the limited post-Service exercise period, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested in accordance with the Vesting Schedule. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

            (vi) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

      6. SPECIAL TERMINATION OF OPTION.

      (a) All the Option Shares subject to this option at the time of a Corporate Transaction but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those Option Shares. No such accelerated vesting of the Option Shares, however, shall occur if and to the extent this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof).

      (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

      (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

      (d) Should there occur an Involuntary Termination of Optionee's Service within eighteen (18) months following a Corporate Transaction in which this option is assumed or replaced, all the Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall immediately become exercisable for all those Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested Option Shares at any time prior to the earlier of (i) the Expiration Date or
(ii) the expiration of the one (1)-year period measured from the date of such Involuntary Termination.

      (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of reasonably fair market value in cash or other consideration as determined by the Board of Directors acting in good faith, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

      8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

      9. MANNER OF EXERCISING OPTION.

      (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

            (i) Execute and deliver to the Corporation an Exercise Agreement for the Option Shares for which the option is exercised.

            (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                  (A) cash or check made payable to the Corporation; or

                  (B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14.

            Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                  (C) in shares of Common Stock which have been held by Optionee
            (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                  (D) to the extent the option is exercised for vested Option
            Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions
            (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, an option exercise shall not be effective until both the payment of the Exercise Price and the Exercise Agreement are delivered to the Corporation in connection with the option exercise.

            (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

            (iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation as are required for it to comply with the applicable requirements of Federal and state securities laws.

            (v) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

      (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

      (c) In no event may this option be exercised for any fractional shares.

      10. REPURCHASE RIGHTS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED BELOW AND IN THE EXERCISE AGREEMENT.

      (a) Grant. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the thirty (30)-day period following the date Optionee ceases for any reason to remain in Service, to repurchase all Option Shares purchased at any time by Optionee under this option at a price to be determined by the Plan Administrator in it's sole discretion at the time of repurchase which price shall be no lower than the Exercise Price per share (the "Repurchase Price"). In the event that this option is exercised at a time when Optionee in no longer an Employee of the Corporation, then the Corporation shall have a period of thirty (30) days from such exercise date to exercise its Repurchase Right.

      (b). Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the owner of the purchased shares prior to the expiration of the exercise period described in Paragraph 10(a). The notice shall indicate the number of shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than fifteen
(15) days after the date of such notice. The certificates representing the shares to be repurchased shall be delivered to the Corporation prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to owner in cash the amount equal to the Repurchase Price.

      (c). Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Option Shares for which it is not timely exercised under Paragraph 10(b). The Corporation's repurchase rights with respect to the Option Shares shall also terminate upon the successful completion of the Corporation's Initial Public Offering.

      (d). Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any recapitalization distributed with respect to the Option Shares purchased under this option shall be immediately subject to the Repurchase Right, but only to the extent the Option Shares are at the time of repurchase covered by such rights. Appropriate adjustment to reflect such distribution shall be made to the number and/or class of Option Shares and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such recapitalization upon the Corporation's capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

      (e). Corporate Transaction.

            (i) Immediately prior to the consummation of any Corporate Transaction, the Repurchase Right shall automatically lapse in its entirety, except to the extent the Repurchase Right is assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction; provided however, that the Repurchase Right shall automatically lapse in its entirety, and the Repurchase Right may not be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction in the event that the successor corporation (or parent thereof) is an entity which is publicly traded on a national securities exchange or on the Nasdaq Stock Market.

            (ii) To the extent the Repurchase Right remains in effect following a Corporate Transaction, such right shall apply to the new capital stock or other property (including any cash payments) to be received in exchange for the Option Shares after the consummation of the Corporate Transaction, and only to the extent the Option Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

            (iii) In the event that the Repurchase Right is assigned to the successor corporation (or parent thereof) in connection with a Corporate Transaction, the per share Repurchase Price for Option

Shares to be purchased from Optionee shall be no less than one hundred percent (100%) of the Fair Market Value per share of Option Shares at the time of repurchase.

            (iv) The Repurchase Right shall automatically terminate and lapse in its entirety upon the Involuntary Termination of Optionee's Service within eighteen (18) months following the effective date of a Corporate Transaction in which the Repurchase Right has been assigned.

      11. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

      12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

      13. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the (U.S. mail, postage prepaid and properly addressed to the party to be notified.

      14. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.(1)

      15. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option, absent manifest error. The parties may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

      16. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida without resort to that State's conflict-of-laws rules.

      17. STOCKHOLDER APPROVAL. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

----------
(1) Authorization of payment of the Exercise Price by a promissory note may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax Laws.

      18. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

            (i) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability or death.

            (ii) This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18(ii) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed or the Optionee's Involuntary Termination in connection with a Corporate Transaction, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

            (iii) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Option Agreement, or caused this Stock Option Agreement to be duly executed on their behalf, as of the day and year first above written.

TRADEX TECHNOLOGIES, INC.               OPTIONEE:


By:

Date:

                                        ADDRESS FOR NOTICE TO OPTIONEE:

                                        ________________________________________
                                        Name

                                        ________________________________________
                                        Street

                                        ________________________________________

                                    APPENDIX

      The following definitions shall be in effect under the Agreement:

      A. AGREEMENT shall mean this Stock Option Agreement.

      B. BOARD shall mean the Corporation's Board of Directors.

      C. CODE shall mean the Internal Revenue Code of 1986, as amended.

      D. COMMON STOCK shall mean the Corporation's common stock.

      E. CORPORATE TRANSACTION shall mean the first to occur of the following events:

            (i) a merger, consolidation, exchange, tender offer, stock sale or similar transaction in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets,

            (iii) individuals who constitute the Board of Directors of the Corporation cease to constitute at least a majority of the Board of Directors of the Corporation as a result of a proxy contest initiated other than by the Corporation, or

            (iv) approval by the Corporation's Board of Directors of the complete dissolution or liquidation of the Corporation other than pursuant to statutory merger.

      F. CORPORATION shall mean Tradex Technologies, Inc., a Delaware corporation.

      G. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

      H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      I. EXERCISE AGREEMENT shall mean the stock option exercise agreement to be executed by Optionee upon exercise of this option.

      J. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

      K. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

      L. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

      M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

      (i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq Stock Market, then the Fair Market Value shall be determined in good faith by the Plan Administrator after taking into account such facts, which may include opinions of independent experts, as the Plan Administrator shall reasonably deem appropriate.

      N. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

      0. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

      P. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

      Q. INITIAL PUBLIC OFFERING shall mean the first sale to the public of the Corporations common stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, under which (a) the aggregate price to the public of the securities actually sold to the public in such first sale, less the amount of brokers' commissions and expense allowances paid by the Corporation in connection with the original sale of such securities, is $10,000,000 or more;
(b) the price per share to the public of such securities times the aggregate number of shares of the Corporation's outstanding common stock immediately before such sale is not less than $47,500,000.

      R. INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service which occurs by reason of:

      (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

      (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than twenty five (25) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

      S. MISCONDUCT shall mean (i) the gross or willful failure by Optionee to perform the material duties of Optionee's position, (ii) any unauthorized use or disclosure by Optionee of material confidential information or material trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner,
(iii) Optionee's disloyalty or insubordination, or other similar misconduct which is of the nature of disloyalty or insubordination, (iv) the commission of any act of fraud or embezzlement of the Corporation's funds which constitutes a felony, (v) the conviction of Optionee of a crime involving a felony, or (vi) Optionee's commission of an act involving sexual harassment or similar serious breach of conduct involving moral turpitude, provided that in the event of a termination for Misconduct involving disloyalty or insubordination or other similar conduct which is of the nature of disloyalty or insubordination, the Corporation shall give Optionee written notice of the conduct constituting such Misconduct and Optionee shall have thirty (30) days to correct such conduct. If Optionee fails to correct such conduct within such 30-day period, such conduct will be deemed to be Misconduct.

      T. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

      U. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

      V. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

      W. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

      X. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      Y. PERMANENT DISABILITY shall mean the permanent mental or physical inability of the Optionee to perform with reasonable accommodation the essential duties of Optionee's position which condition causes the Optionee to be unable to perform the duties of his office for a period of six months in any twelve-month period.

      Z. PLAN shall mean the Corporations 1997 Employee Stock Option Plan.

      AA. PLAN ADMINISTRATOR shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

      BB. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(y). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.


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

      CC. SERVICE shall mean Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

      DD. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

      EE. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      FF. VESTING SCHEDULE shall mean the vesting schedule specified in the Grant Notice, as such vesting schedule is subject to acceleration in the event of a Corporate Transaction.


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